Exhibit 99.1

news release

May 2, 2008	For Immediate Release

Employers Holdings, Inc. Announces Proposed Private Placement of $150 Million of Senior Notes

Reno, Nevada – May 2, 2008 – Employers Holdings, Inc. (NYSE:EIG) (EMPLOYERS®) announced today that it intends to offer, subject to market conditions and other factors, $150 million aggregate principal amount of senior unsecured notes due 2018 in an unregistered offering within the United States to qualified institutional buyers.

The interest rate and other terms applicable to the notes are to be determined by negotiations between EMPLOYERS and the purchasers.

EMPLOYERS intends to use the net proceeds of the offering to fund a portion of the merger consideration for its previously announced acquisition of AmCOMP Incorporated. The consummation of the acquisition is subject to a number of conditions, and there can be no assurance that these conditions will be satisfied or that the acquisition will be consummated.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Statements

In this news release, EMPLOYERS and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding EMPLOYERS future operations and performance. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives.

Employers Holdings, Inc. (EHI) and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in EHI’s future performance. Factors that could cause EHI's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in our public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company’s 2007 Annual Report on Form 10-K.

All forward-looking statements made in this press release reflect EHI’s current views with respect to future events, business transactions and business performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. The following factors, among others, could cause or contribute to such material differences: failure to satisfy any of the conditions to closing of the acquisition of AmCOMP Incorporated (AmCOMP), including the failure to obtain AmCOMP stockholder approval or any required regulatory approvals, the risks that the business of EHI and AmCOMP will not be integrated successfully, costs related to the proposed transaction, and disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees, agents or producers.  More generally, the business of EHI could be affected by competition, pricing and policy term trends, the levels of new and renewal business achieved, market acceptance, changes in demand, the frequency and severity of catastrophic events, actual loss experience, uncertainties in the loss reserving and claims settlement process, new theories of liability, judicial, legislative, regulatory and other governmental developments, litigation tactics and developments, investigation developments, the amount and timing of reinsurance recoverables, credit developments among reinsurers, changes in the cost or availability of reinsurance, market developments, rating agency action, possible terrorism or the outbreak and effects of war and economic, political, regulatory, insurance and reinsurance business conditions, relations with and performance of employee agents, as well as management’s response to these factors, and other factors identified in EHI’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

The SEC filings for EHI can be accessed through the “Investors” link on the Company’s website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov (EHI EDGAR CIK No. 0001379041). EHI assumes no obligation to update this release or the information contained herein, which speaks as of the date issued.

Analysts: Vicki Erickson, Vice President, Investor Relations, (775) 327-2794, verickson@employers.com.
Media Contact: Trish White, Director, Corporate Communications, (775) 327-2636, twhite@employers.com.

Copyright © 2008 EMPLOYERS. All rights reserved. EMPLOYERS and America's small business insurance specialist are registered trademarks of Employers Insurance Company of Nevada marketing brands for a group of companies providing workers’ compensation insurance and services. Insurance is offered through Employers Compensation Insurance Company, except in Nevada, where insurance is offered through Employers Insurance Company of Nevada. Employers Compensation Insurance Company does not do business in all jurisdictions. Please contact your local EMPLOYERS Sales Executive or visit www.employers.com for additional information.